CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF TRUST
OF
OLD MUTUAL INSURANCE SERIES FUND


	The undersigned, desiring to amend the Certificate of Trust filed with the Delaware Department of State on December 11, 2000, as amended on November 14, 2005 (the
"Certificate"), pursuant to the provisions of Title 12, Section
3810 of the Delaware Statutory Trust Act, does hereby certify as follows:

1.	The name of the trust is "Old Mutual Insurance Series
2.	Fund" (the "Trust")

3.	The Certificate is hereby amended as follows:

ARTICLE II

      The names and business addresses of the trustees of the Trust are:

		John R. Bartholdson
		4643 South Ulster Street, Suite 600
		Denver, Colorado 80237

		Jettie M. Edwards
		4643 South Ulster Street, Suite 600
		Denver, Colorado 80237

		Albert A. Miller
		4643 South Ulster Street, Suite 600
		Denver, Colorado 80237

		Thomas M. Turpin
		4643 South Ulster Street, Suite 600
		Denver, Colorado 80237

		Leigh A. Wilson
		4643 South Ulster Street, Suite 600
		Denver, Colorado 80237

	IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Trust of Old
Mutual Insurance Series Fund this 11th day of June, 2007.


						/s/  Leigh A. Wilson		____________
						By:  Leigh A. Wilson
						Title:  Trustee and Chairman of the Trust